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                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

SUBSIDIARY NAME                                              JURISDICTION OF INCORPORATION
Blyvooruitzicht Gold Mining Company Limited                  South Africa
Buffelsfontein Gold Mines Limited                            South Africa
West Witwatersrand Gold Holdings Limited                     South Africa
Crown Consolidated Gold Recoveries Limited                   South Africa
Stand 752 Parktown Extension (Pty) Limited                   South Africa
DRD International Aps (Pty) Limited                          Denmark
DRD Australasia Services Company (Pty) Limited               Australia
DRD Australia APS                                            Denmark
DRD (Isle of Man) Limited                                    Isle of Man
DRD (Porgera) Limited                                        Papua New Guinea
Tolukuma Gold Mines Limited                                  Papua New Guinea
Fortis (Pty) Limited                                         Papua New Guinea
Net-Gold Services Limited                                    Bermuda